Exhibit 99.1
 Reply  ReTruth  Like  Truth Social  @truthsocial  We gave the following statement to Washington Post reporter Drew Harwell for his latest hit piece on Trump Media: “This ridiculously tendentious story, its predetermined conclusions, and its hand-picked ‘experts’ who just happen to  parrot the writer’s long-existing biases, is a great example of what Washington Post owner Jeff Bezos now describes as the media’s ‘long and continuing fall in credibility’—in fact, it’s hard to explain how Bezos hasn’t fired you yet.”  The Post included exactly two words of our response and refused to print the rest.  Harwell misses the irony that in a hit piece ridiculing the need for a company to operate a censorship-free platform, the Post censored the company's statement. Democracy dies in darkness, indeed.  52 ReTruths 154 Likes Nov 19, 2024, 3:15 PM  Truth Details  5 replies